Electronically Filed
11/06/2020 12:36 PM
CLERK OF THE COURT

ORD
Jay A. Shafer, Esq.
Nevada Bar No. 9184
CORY READE DOWS & SHAFER
1333 North Buffalo Drive, Suite 210
Las Vegas, Nevada 89128
Telephone: (702) 794-4411
Fax: (702) 794-4421
jshafer@crdslaw.com
Attorneys for Petitioner
INTERNATIONAL VENTURE SOCIETY

DISTRICT COURT

CLARK COUNTY, NEVADA

In the Matter of **NITCHES, INC., a Nevada Corporation.**	Case No. A-20-822399-P Dept. No. 27

ORDER GRANTING APPLICATION FOR APPOINTMENT OF INTERNATIONAL VENTURE SOCIETY AS CUSTODIAN OF NITCHES, INC.

Petitioner INTERNATIONAL VENTURE SOCIETY's Motion and Application for Appointment as Custodian of NITCHES, INC., having been heard by the Court on November 5, 2020, the Court having considered the pleadings and papers on file herein, with no opposition being filed, and for good cause appearing therefore:

THE COURT HEREBY FINDS that:

1. NITCHES, INC. has failed file required reports with the Nevada Secretary of State in violation of N.R.S 78.710.
2. NITCHES, INC. has failed to hold an annual meeting of stockholders in violation of N.R.S. 78.710
3. Petitioner, INTERNATIONAL VENTURE SOCIETY, is a shareholder of NITCHES, INC.
4. Petitioner has given reasonable and required notice per NRS 78.710 et seq.

CORY READE DOWS & SHAFER
1333 North Buffalo Drive, Suite 210
Las Vegas, Nevada 89128
(702) 794-4411 Fax (702) 794-4421

5. Beginning on August 12, 2020 Petitioner served demand upon NITCHES, INC., at its last known registered business address and all active members and officers last known address demanding the company comply with N.R.S. 78.710, N.R.S. 78.150 and N.R.S 78.710. Petitioner employed all reasonable efforts to contact NITCHES, INC.

6. Despite Petitioner's demand, no response was received from NITCHES, INC.

7. Petitioner has demonstrable experience in managing the affairs of Nevada corporations.

THEREFORE IT IS HEREBY ORDERED, ADJUDGED AND DECREED that

1. Pursuant to NRS 78.347, INTERNATIONAL VENTURE SOCIETY is hereby appointed custodian of NITCHES, INC. for the purpose of reinstating its status with the State of Nevada and appointing interim officers and directors to begin a positive direction for NITCHES, INC.

2. INTERNATIONAL VENTURE SOCIETY is authorized to take any actions on behalf of NITCHES, INC., pursuant to NRS 78.347 that are reasonable, prudent or for the benefit of NITCHES, INC.

3. Pursuant to NRS 78.347(3)(a) INTERNATIONAL VENTURE SOCIETY shall comply with NRS 78.180 to reinstate NITCHES, INC.

4. Pursuant to NRS 78.347, INTERNATIONAL VENTURE SOCIETY shall comply with NRS 78.150 to identify and name a registered agent within the State of Nevada for NITCHES, INC.

5. INTERNATIONAL VENTURE SOCIETY shall provide notice to all stockholders of record of a meeting of stockholders of NITCHES, INC., that will be held after this Order is entered.

6. INTERNATIONAL VENTURE SOCIETY as custodian of NITCHES, INC. shall submit a report to this Court of the actions taken at said stockholders meeting.

7. INTERNATIONAL VENTURE SOCIETY as custodian of NITCHES, INC. shall provide a status report to this Court of the actions taken and the status of the custodianship every one hundred twenty (120) days.

CORY READE DOWS & SHAFER
1333 North Buffalo Drive, Suite 210
Las Vegas, Nevada 89128
(702) 794-4411 Fax (702) 794-4421

8. INTERNATIONAL VENTURE SOCIETY shall, pursuant to NRS 78.347(4), file an amendment to the Articles of Incorporation of NITCHES, INC., which the Secretary of State containing the following disclosures and statements:

a. Disclosures of any previous criminal, administrative, civil or Financial Industry Regulatory Authority, or Securities and Exchange Commission investigations, violations, or conviction concerning Petitioner or its affiliates or subsidiaries;

b. A statement that reasonable, but ultimately unsuccessful, attempts were made to contact the last known officers or directors of NITCHES, INC., to request that the corporation comply with corporate formalities and to continue its business;

c. A statement that INTERNATIONAL VENTURE SOCIETY is in fact, is pursuing its business and attempted to further the interest of its stockholders;

d. A statement indicating that INTERNATIONAL VENTURE SOCIETY will reinstate and maintain the corporate charter of NITCHES, INC., and

e. Any other information as may be required by regulations promulgated by the Nevada Secretary of State.

IT IS SO ORDERED.

Dated this ___ day of November, 2020.

Dated this 6th day of November, 2020

Nancy L Allf

DISTRICT COURT JUDGE

C3B 724 D906 49CE
Nancy Allf
District Court Judge

Submitted by:
CORY READE DOWS & SHAFER

By: ____________________
JAY A. SHAFER
Nevada Bar No. 9184
1333 North Buffalo Drive, Suite 210
Las Vegas, Nevada 89128
(702) 794-4411
Fax: (702) 794-4421

CORY READE DOWS & SHAFER
1333 North Buffalo Drive, Suite 210
Las Vegas, Nevada 89128
(702) 794-4411 Fax (702) 794-4421

CSERV

DISTRICT COURT
CLARK COUNTY, NEVADA

In the Matter of the Petition of International Venture Society LLC	CASE NO: A-20-822399-P DEPT. NO. Department 27

AUTOMATED CERTIFICATE OF SERVICE

This automated certificate of service was generated by the Eighth Judicial District Court. The foregoing Order was served via the court's electronic eFile system to all recipients registered for e-Service on the above entitled case as listed below:

Service Date: 11/6/2020

Jay Shafer	JShafer@premierlegalgroup.com
Laurie Alderman	lalderman@crdslaw.com
Leta Metz	assistant@crdslaw.com
Heather Bock	hbock@crdslaw.com